EXHIBIT 99.2

Fourth Quarter 2004
Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the Company’s markets and the effect on occupancy and rental rates; the impact of competition on the Company’s business, including competition for tenants and development locations; the Company’s ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the Company’s current real estate development, including actual costs exceeding the Company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; uncertainties associated with the Company’s expansion into the condominium conversion and for-sale housing business; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the Company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the company’s current report on Form 8-K dated October 6, 2004 and may be discussed in subsequent filings with the SEC. These risk factors are specifically incorporated by reference into this document.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	2

Post Properties, Inc.
Consolidated Statements of Operations
(In thousands, except per share or unit data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues
Rental	$71,285	$68,097	$281,664	$269,400
Other property revenues (1)	4,202	3,699	17,166	15,900
Other (2)	64	78	1,000	457

Total revenues	75,551	71,874	299,830	285,757

Expenses
Property operating and maintenance (exclusive of items shown separately below) (3)	33,314	31,111	132,738	124,178
Depreciation	20,676	20,977	83,029	81,201
General and administrative (4)	5,139	4,400	21,275	15,102
Development costs and other (5)	136	1,298	1,337	2,137
Proxy contest and related costs (6)	—	—	—	5,231
Severance charges (7)	—	—	—	21,506

Total expenses	59,265	57,786	238,379	249,355

Operating Income	16,286	14,088	61,451	36,402

Interest income	177	187	817	894
Interest expense	(16,481)	(15,575)	(65,415)	(63,182)
Termination of debt remarketing agreement (interest expense) (8)	(10,615)	—	(10,615)	—
Loss on early extinguishment of indebtedness	(4,011)	—	(4,011)	—
Amortization of deferred financing costs	(1,030)	(962)	(4,304)	(3,801)
Equity in income of unconsolidated real estate entities	241	23	1,083	7,790
Minority interest in consolidated property partnerships	133	580	671	1,605
Minority interest of preferred unitholders	—	(1,400)	(3,780)	(5,600)
Minority interest of common unitholders	1,063	481	2,283	3,801

Loss from continuing operations	(14,237)	(2,578)	(21,820)	(22,091)

Discontinued operations (9)
Income (loss) from discontinued operations, net of minority interest	(270)	4,830	7,849	(250)
Loss on early extinguishment of indebtedness associated with property sales, net of minority interest (10)	—	—	(3,849)	—
Gains on property sales, net of minority interest	—	6,453	106,039	36,497

Income (loss) from discontinued operations	(270)	11,283	110,039	36,247

Net income (loss)	(14,507)	8,705	88,219	14,156
Dividends to preferred shareholders	(1,909)	(2,862)	(8,325)	(11,449)
Redemption costs on preferred stock and units	—	—	(3,526)	—

Net income (loss) available to common shareholders	$(16,416)	$5,843	$76,368	$2,707

Per common share data - Basic (11)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.40)	$(0.14)	$(0.85)	$(0.89)
Income (loss) from discontinued operations	(0.01)	0.29	2.77	0.96

Net income (loss) available to common shareholders	$(0.41)	$0.15	$1.92	$0.07

Dividends declared	$0.45	$0.45	$1.80	$1.80

Weighted average common shares outstanding - basic	40,025	38,176	39,777	37,688

Per common share data - Diluted (11)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.40)	$(0.14)	$(0.85)	$(0.89)
Income (loss) from discontinued operations	(0.01)	0.29	2.77	0.96

Net income (loss) available to common shareholders	$(0.41)	$0.15	$1.92	$0.07

Dividends declared	$0.45	$0.45	$1.80	$1.80

Weighted average common shares outstanding - diluted	40,025	38,176	39,777	37,688

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	3

Post Properties, Inc.
Notes to Consolidated
Statements of Operations
(In thousands, except per share or unit data)

(1)	Other property revenues include charges to residents for services, utility reimbursements from residents and other miscellaneous property revenues. In prior years, utility reimbursements from residents were classified as reductions of property operating and maintenance expenses. Prior year amounts have been reclassified to conform with the current year presentation.

(2)	Other revenues include forfeited earnest money deposits from terminated property and land sale contracts totaling $684 for the twelve months ended December 31, 2004.

(3)	For the three and twelve months ended December 31, 2004, property operating and maintenance expenses include charges of $618 and $1,321, respectively relating to hurricane damage at the Company’s Florida properties. Property operating and maintenance expenses for the twelve months ended December 31, 2004 also include severance charges of $569 for the elimination of certain property management positions resulting from company downsizing due to recent asset sales.

(4)	General and administrative expenses for the three and twelve months ended December 31, 2004 include legal and other professional fees totaling $198 and $1,584, respectively, related to a shareholder proposal, shareholder litigation and the settlement announced in August 2004 with the Company’s former chairman and CEO. General and administrative expenses for the twelve months ended December 31, 2004 also include $620 of consulting expenses relating to a review and valuation of each asset in the company’s real estate portfolio to assist with future capital investment decisions and strategic planning and relating to professional services to assist with the selection of new property management software.

(5)	Development costs and other expenses for the three and twelve months ended December 31, 2004 include development personnel and associated costs not allocable to development projects. Development costs and other expenses for the three months ended December 31, 2003 represents development personnel and associated costs not allocable to development projects and the write-off of the Company’s remaining investment in a property management software company. For the twelve months ended December 31, 2003, the amounts included development personnel and associated costs not allocable to development projects as well as legal expenses related to board of director governance and transition matters, the settlement costs related to the bankruptcy of a former technology investment, the write-off of the software company investment discussed above and losses on the disposal of the Company’s partial ownership interest in corporate aircraft.

(6)	Proxy and related costs for the twelve months ended December 31, 2003 represented the legal, advisory and other expenses associated with the proxy contest concluded in the second quarter of 2003. In addition, the amount included the estimated legal and settlement costs associated with the resolution of two derivative and purported class action lawsuits filed against the Company during the proxy contest. These lawsuits were settled in October 2004.

(7)	For the twelve months ended December 31, 2003, severance charges included a second quarter charge of $1,795 representing the costs associated with the departure of two executive officers and a first quarter charge of $19,711 relating to the change in roles from executive to non-executive status of the Company’s former chairman and vice chairman of the board of directors. The severance charges represented the discounted present value of the estimated payments to be made to these individuals under their existing employment arrangements. In August 2004, the Company entered into a final settlement agreement with its former chairman of the board of directors. Under the terms of the agreement, the former chairman’s employment and non-competition agreements were terminated and the Company agreed to continue to provide the former chairman certain payments and benefits through May 2013, the approximate expiration date of the original employment agreement. Because the present value of the estimated payments under the settlement agreement approximated the Company’s remaining accrued charge under the former employment agreement, no additional charges were recorded as a result of the settlement.

(8)	In December 2004, the Company terminated a remarketing agreement related to its $100,000, 6.85% Mandatory Par Put Remarketed Securities (“MOPPRS”) due March 2015. In connection with the termination of the remarketing agreement, the Company paid $10,615, including transaction expenses. Under the terms of the remarketing agreement, the remarketing agent had the right to remarket the $100,000 unsecured notes in March 2005 for a ten-year term at an interest rate calculated as 5.715% plus the Company’s then current credit spread to the ten-year treasury rate. As a result of the termination of the remarketing agreement, the underlying debt matures in March 2005.

(9)	Under SFAS No. 144, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations.

For the three and twelve months ended December 31, 2004, income from discontinued operations included the results of operations of six communities, containing 1,436 units, classified as held for sale at December 31, 2004 and the results of operations of eight communities sold in 2004 through their sale dates. One of the communities, containing 127 units, held for sale at December 31, 2004 will be converted to condominiums. For the three and twelve months ended December 31, 2003, income from discontinued operations included the results of operations of the communities classified as held for sale at December 31, 2004, eight communities sold in 2004 and the results of operations of four communities sold in 2003 through their sale dates.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	4

The revenues and expenses of these communities for the three and twelve months ended December 31, 2004 and 2003 were as follows:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues
Rental	$3,231	$11,956	$26,107	$52,275
Other	196	865	2,043	3,767

Total revenues	3,427	12,821	28,150	56,042

Expenses
Property operating and maintenance (exclusive of items shown separately below)	1,403	5,192	12,316	22,949
Depreciation	407	626	2,281	8,775
Interest	531	1,710	3,669	7,678
Asset impairment charges	1,607	—	2,233	17,462
Minority interest in consolidated property partnerships	(33)	(85)	(238)	(419)

Total expenses	3,915	7,443	20,261	56,445

Income (loss) from discontinued operations before minority interest	(488)	5,378	7,889	(403)
Minority interest	218	(548)	(40)	153

Income (loss) from discontinued operations	$(270)	$4,830	$7,849	$(250)

In the fourth quarter of 2004, the Company recorded an asset impairment charge of $1,607 to write-down the cost of an apartment community, located in Dallas, Texas to its estimated fair value as the asset was classified as held for sale during the fourth quarter. In the second quarter of 2004, the Company recorded an asset impairment loss of $626 to write-down the cost of an apartment community, located in Dallas, Texas, to its realized value. In the third quarter of 2003, the Company recorded a $3,344 asset impairment charge to write-down this asset to its estimated fair value at the date the asset was classified as held for sale. In the first quarter of 2003, the Company recorded an asset impairment charge of $14,118 to write-down the cost of the Company’s apartment community located in Phoenix, Arizona to its estimated fair value. This impairment loss, originally reflected in continuing operations, was reclassified to discontinued operations to reflect the designation of this community as held for sale during the third quarter of 2003 and the final sale of the community in the fourth quarter of 2003.

For the twelve months ended December 31, 2004, the Company recognized gains from discontinued operations of $113,739 ($106,039 net of minority interest) from the sale of eight communities containing 3,880 units and certain land parcels. These sales generated net proceeds of approximately $242,962, including debt assumed by the purchasers.

For the three months ended December 31, 2003, the Company recognized net gains from discontinued operations of $7,103 ($6,453 net of minority interest) resulting from the sale of two communities containing 835 units. For the twelve months ended December 31, 2003, the Company recognized net gains from discontinued operations of $40,792 ($36,497 net of minority interest) on the sale of four communities containing 1,844 units and certain land parcels.

(10)	Includes the write-off of unamortized deferred costs of $3,187 ($2,972, net of minority interest) relating to tax-exempt indebtedness assumed in connection with the sale of five properties in June 2004, plus a loss of $941 ($877, net of minority interest) in connection with the termination of related interest rate cap agreements that were used as cash flow hedges of the assumed debt.

(11)	Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2004, there were 42,663 units of Operating Partnership outstanding, of which 40,164, or 94.1%, were owned by the Company. For the three and twelve months ended December 31, 2004, the potential dilution from the Company’s outstanding stock options of 286 and 115, respectively, was antidilutive to the continuing operations per share calculation. As such, these amounts were excluded from weighted average shares and units and the income (loss) per share calculations for the three and twelve months ended December 31, 2004.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	5

Post Properties, Inc.
Calculation of Funds from Operations
and Adjusted Funds From Operations Available
to Common Shareholders and Unitholders
(In thousands, except per share or unit data)
(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Net income (loss) available to common shareholders	$(16,416)	$5,843	$76,368	$2,707
Minority interest of common unitholders — continuing operations	(1,063)	(481)	(2,283)	(3,801)
Minority interest in discontinued operations (1)	(218)	1,198	7,461	4,142
Gains on property sales — discontinued operations	—	(7,103)	(113,739)	(40,792)
Gains on property sales — unconsolidated entities	—	—	—	(8,395)
Depreciation on wholly-owned real estate assets, net (2)	20,253	19,975	81,433	84,530
Depreciation on real estate assets held in unconsolidated entities	333	332	1,328	1,567

Funds from operations available to common shareholders and unitholders, as defined (A)	2,889	19,764	50,568	39,958
Redemption costs on preferred stock and preferred units	—	—	3,526	—
Severance charges	—	—	—	21,506
Proxy and related costs	—	—	—	5,231
Termination of debt remarketing agreement (interest expense)	10,615	—	10,615	—
Loss on early extinguishment of indebtedness	4,011	—	8,139	—
Asset impairment charges	1,607	—	2,233	17,462

Funds from operations available to common shareholders and unitholders, excluding certain charges (B)	$19,122	$19,764	$75,081	$84,157

Funds from operations available to common shareholders and unitholders, as defined	$2,889	$19,764	$50,568	$39,958
Recurring capital expenditures	(2,271)	(2,490)	(9,884)	(9,473)
Non-recurring capital expenditures	(1,001)	(1,921)	(4,605)	(5,152)

Adjusted funds from operations available to common shareholders and unitholders (3) (C)	(383)	15,353	36,079	25,333
Redemption costs on preferred stock	—	—	3,526	—
Severance charges	—	—	—	21,506
Proxy and related costs	—	—	—	5,231
Termination of debt remarketing agreement	10,615	—	10,615	—
Loss on early extinguishment of indebtedness	4,011	—	8,139	—
Asset impairment charges	1,607	—	2,233	17,462

Adjusted funds from operations available to common shareholders and unitholders, excluding certain charges (3) (D)	$15,850	$15,353	$60,592	$69,532

Per Common Share Data — Basic
Funds from operations per share or unit, as defined (A÷F)	$0.07	$0.47	$1.19	$0.95
Adjusted funds from operations per share or unit, as defined (3) (C÷F)	$(0.01)	$0.36	$0.85	$0.60
Funds from operations per share or unit, excluding certain charges (B÷F)	$0.45	$0.47	$1.77	$2.00
Adjusted funds from operations per share or unit, excluding certain charges (4) (D÷F)	$0.37	$0.36	$1.43	$1.65
Dividends declared (E)	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding	40,025	38,176	39,777	37,688
Weighted average shares and units outstanding (F)	42,524	42,228	42,474	42,134

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	6

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Per Common Share Data — Diluted
Funds from operations per share or unit, as defined (A÷G)	$0.07	$0.47	$1.19	$0.95
Adjusted funds from operations per share or unit, as defined (3) (C÷G)	$(0.01)	$0.36	$0.85	$0.60
Funds from operations per share or unit, excluding certain charges (B÷G)	$0.45	$0.47	$1.76	$2.00
Adjusted funds from operations per share or unit, excluding certain charges (4) (D÷G)	$0.37	$0.36	$1.42	$1.65
Dividends declared (E)	$0.45	$0.45	$1.80	$1.80
Weighted average shares outstanding (4)	40,311	38,212	39,892	37,699
Weighted average shares and units outstanding (4) (G)	42,811	42,264	42,589	42,145

(1)	Represents the minority interest in earnings and gains on property sales reported as discontinued operations for the periods presented.

(2)	Depreciation on wholly-owned real estate assets is net of the minority interest portion of depreciation in consolidated entities.

(3)	Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $128 and $278 for the three months ended December 31, 2004 and 2003, respectively, and $681 and $799 for the twelve months ended December 31, 2004 and 2003, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders.

(4)	Diluted weighted average shares and units for the three and twelve months ended December 31, 2004 include 286 and 115 shares and units, respectively, that were antidilutive to all income (loss) per share computations under generally accepted accounting principles.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	7

Post Properties, Inc.
Same Store Results
(In thousands, except per share or unit data)
(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income. The operating performance and capital expenditures of the 52 communities containing 20,978 apartment units which were fully stabilized as of January 1, 2003, is summarized as follows:

	Three months ended			Twelve months ended
	December 31,			December 31,
	2004	2003	% Change	2004	2003	% Change
Rental and other revenues	$62,375	$61,871	0.8%	$250,373	$248,991	0.6%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,586	23,210	1.6%	97,247	93,829	3.6%

Same store net operating income	$38,789	$38,661	0.3%	$153,126	$155,162	(1.3)%

Capital expenditures (1)
Recurring
Carpet	$601	$528	13.8%	$2,711	$2,029	33.6%
Other	1,257	1,319	(4.7)%	5,581	4,553	22.6%

Total recurring	1,858	1,847	0.6%	8,292	6,582	26.0%
Non-recurring	595	1,458	(59.2)%	3,032	3,509	(13.6)%

Total capital expenditures (A)	$2,453	$3,305	(25.8)%	$11,324	$10,091	12.2%

Total capital expenditures per unit (A÷20,978 units)	$117	$158	(25.9)%	$540	$481	12.3%

Average monthly rental rate per unit (2)	$995	$997	(0.2)%	$991	$1,015	(2.4)%

(1)	See Table 3 on page 24 for a reconciliation of these segment components of property capital expenditures to total recurring capital expenditures and total non-recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)	Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.

Same Store Operating Results by Market —
Comparison of 2004 to 2003
(Increase (decrease) from same period in prior year)

	Three months ended				Twelve months ended
	December 31, 2004				December 31, 2004
				Average				Average
				Economic				Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	0.2%	(3.8)%	2.5%	(0.3)%	(0.1)%	1.4%	(1.0)%	1.3%
Dallas	0.5%	8.5%	(5.2)%	1.1%	0.1%	8.4%	(6.0)%	1.9%
Tampa	2.8%	26.6%	(11.9)%	0.7%	2.8%	9.7%	(1.9)%	2.0%
Washington, DC	5.0%	(2.9)%	8.7%	1.8%	4.4%	1.4%	5.9%	2.1%
Charlotte	2.3%	4.3%	1.3%	0.2%	3.8%	(1.5)%	6.7%	2.7%
Other (2)	(1.3)%	(1.5)%	(1.1)%	(0.9)%	(1.5)%	4.4%	(5.5)%	1.0%

Total	0.8%	1.6%	0.3%	0.2%	0.6%	3.6%	(1.3)%	1.6%

(1)	See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income.

(2)	Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	8

Same Store Occupancy by Market

			Average Economic		Average Economic
		% of NOI	Occupancy (1)		Occupancy (1)		Physical
		Three months ended	Three months ended		Twelve months ended		Occupancy (2)
	Apartment	December 31,	December 31,		December 31,		at December 31,
Market	Units	2004	2004	2003	2004	2003	2004
Atlanta	11,410	53.6%	93.1%	93.4%	93.4%	92.1%	93.6%
Dallas	3,939	16.0%	93.1%	92.0%	92.6%	90.7%	94.5%
Tampa	1,439	6.3%	96.0%	95.3%	95.1%	93.1%	96.3%
Washington, DC	1,204	10.0%	97.7%	95.9%	97.6%	95.5%	96.8%
Charlotte	1,065	5.4%	92.9%	92.7%	94.8%	92.1%	93.0%
Other	1,921	8.7%	87.6%	88.5%	89.8%	88.8%	91.5%

Total	20,978	100.0%	93.1%	92.9%	93.5%	91.9%	93.9%

(1)	Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts would have been 92.6% and 92.2% for the three months ended December 31, 2004 and 2003, respectively and 93.0% and 90.7% for the twelve months ended December 31, 2004 and 2003, respectively. For the three months ended December 31, 2004 and 2003, net concessions were $260 and $360, respectively, and employee discounts were $105 and $122, respectively. For the twelve months ended December 31, 2004 and 2003, net concessions were $621 and $2,518, respectively, and employee discounts were $442 and $535, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.

Same Store Sequential Comparison

	Three months ended	Three months ended
	December 31, 2004	September 30, 2004	% Change
Rental and other revenues	$62,375	$63,148	(1.2)%
Property operating and maintenance expenses (excluding depreciation and amortization)	23,586	24,924	(5.4)%

Same store net operating income (1)	$38,789	$38,224	1.5%

Average economic occupancy	93.1%	94.2%	(1.1)%

Average monthly rental rate per unit	$995	$990	0.5%

Sequential Same Store Operating Results by Market —
Comparison of Fourth Quarter of 2004 to Third Quarter 2004
 (Increase (decrease) between periods)

				Average Economic
Market	Revenues (1)	Expenses (1)	NOI (1)	Occupancy
Atlanta	(1.4)%	(8.6)%	3.0%	(1.2)%
Dallas	(0.3)%	(5.6)%	4.5%	(0.2)%
Tampa	—	15.8%	(10.8)%	(0.1)%
Washington, DC	(0.1)%	(4.3)%	1.8%	(0.4)%
Charlotte	(2.5)%	(5.6)%	(0.9)%	(3.0)%
Other (2)	(3.6)%	(5.7)%	(1.9)%	(2.9)%

Total	(1.2)%	(5.4)%	1.5%	(1.1)%

(1)	See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income (loss).

(2)	Includes communities located in Orlando, FL; Houston, TX; Denver, CO and Nashville, TN.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	9

Post Properties, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share or unit data)

	December 31,	December 31,
	2004	2003
	(Unaudited)
Assets
Real estate assets
Land	$266,520	$254,000
Building and improvements	1,887,514	1,883,582
Furniture, fixtures and equipment	214,954	214,002
Construction in progress	19,527	12,946
Land held for future development	18,910	11,994

	2,407,425	2,376,524
Less: accumulated depreciation	(493,770)	(432,157)
Assets held for sale, net of accumulated depreciation of $26,332 and $74,614 at December 31, 2004 and 2003 respectively (1)	68,661	145,238

Total real estate assets	1,982,316	2,089,605
Investments in and advances to unconsolidated real estate entities	21,320	74,786
Cash and cash equivalents	123	1,334
Restricted cash	1,844	2,065
Deferred charges, net	10,977	12,285
Other assets	37,262	35,376

Total assets	$2,053,842	$2,215,451

Liabilities and shareholders’ equity
Notes payable, including $34,060 and $119,035 of debt secured by assets held for sale at December 31, 2004 and 2003, respectively	$1,129,478	$1,186,322
Accrued interest payable	7,677	6,923
Dividend and distribution payable	19,203	19,509
Accounts payable and accrued expenses	58,837	65,872
Security deposits and prepaid rents	7,236	7,890

Total liabilities	1,222,431	1,286,516

Minority interest of preferred unitholders in Operating Partnership	—	70,000

Minority interest of common unitholders in Operating Partnership	43,341	62,409

Shareholders’ equity
Preferred stock, $.01 par value, 20,000,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 900,000 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000,000 shares issued and outstanding	20	20
7 5/8% Series C Cumulative Redeemable Shares, liquidation preference $25 per share, 2,000,000 shares issued and outstanding	—	20
Common stock, $.01 par value, 100,000,000 authorized:
40,163,627 and 39,676,204 shares issued, 40,163,627 and 38,686,315 shares outstanding at December 31, 2004 and 2003, respectively	401	396
Additional paid-in capital	775,221	849,632
Accumulated earnings	25,075	—
Accumulated other comprehensive income	(8,668)	(12,362)
Deferred compensation	(3,988)	(4,424)

	788,070	833,291

Less common stock in treasury, at cost, 0 and 989,889 shares at December 31, 2004 and 2003, respectively	—	(36,765)

Total shareholders’ equity	788,070	796,526

Total liabilities and shareholders’ equity	$2,053,842	$2,215,451

(1)	One of the communities, containing 127 units, held for sale at December 31, 2004 will be converted to condominiums.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	10

Post Properties, Inc.
Consolidated Debt Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

Summary of Outstanding Debt at December 31, 2004

			Weighted Average Rate (1)
		Percentage	Three months ended December 31,
Type of Indebtedness	Balance	of Total	2004	2003
Unsecured fixed rate senior notes	$597,043	52.86%	6.96%	7.43%
Secured tax exempt variable rate notes (2)	110,055	9.74%	2.29%	1.71%
Secured conventional fixed rate notes	371,632	32.90%	6.26%	6.77%
Lines of credit	50,748	4.50%	2.60%	1.90%

	$1,129,478	100.00%	5.96%	5.90%

		Percentage
	Balance	of Total Debt
Total fixed rate debt	$968,675	85.76%
Total variable rate debt	160,803	14.24%

Total debt	$1,129,478	100.00%

Debt Maturities

			Weighted Average Rate
Aggregate debt maturities by year (3)	Amount		on Debt Maturities (1)
2005	$217,919	(4)	7.24%
2006	81,269		6.93%
2007	158,193		6.43%
2008	4,556		6.22%
2009	75,901		5.50%
2010 and thereafter	540,892		5.78%

	$1,078,730

Debt Statistics

	December 31,
	2004	2003
Interest coverage ratio (5)(6)	2.3x	2.3x
Fixed charge coverage ratio (5)(7)	2.0x	1.8x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	45.5%	44.0%
Total debt and preferred equity as % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	49.2%	52.1%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates for the three months ended December 31, 2003 are based on the debt outstanding for that period.

(2)	The Company has purchased interest rate cap arrangements that limit the Company’s exposure to increases in the base rate to 5.00 percent.

(3)	Excludes outstanding balances on line of credit of $50,748 maturing in 2007. In January 2004 and April 2004, the Company refinanced its primary revolving lines of credit for 3-year terms maturing in January 2007.

(4)	In December 2004, the Company terminated a remarketing agreement related to its $100,000, 6.85% Mandatory Par Put Remarketed Securities (“MOPPRS”) due March 2015. In connection with the termination of the remarketing agreement, the Company paid $10,615, including transaction expenses. Under the terms of the remarketing agreement, the remarketing agent had the right to remarket the $100,000 unsecured notes in March 2005 for a ten-year term at an interest rate calculated as 5.715% plus the Company’s then current credit spread to the ten-year treasury rate. As a result of the termination of remarketing agreement, the underlying debt matures in March 2005.

(5)	Calculated for the twelve months ended December 31, 2004 and 2003.

(6)	Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, charges associated with the termination of a debt remarketing agreement (interest expense), loss on early debt extinguishments, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. For purposes of this calculation, interest expense also excludes charges associated with termination of a debt remarketing agreement. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 4 on page 24.

(7)	Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common minority interest, gains on property sales, severance, proxy and asset impairment charges, charges associated with the termination of a debt remarketing agreement (interest expense), loss on early debt extinguishments, interest expense, depreciation and amortization. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. For purposes of this calculation, interest expense also excludes charges associated with termination of a debt remarketing agreement. The calculation of the fixed coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 4 on page 24.

(8)	A computation of the debt ratios is included in Table 5 on page 25.

(9)	The interest coverage and fixed charge coverage ratios, including discontinued operations, for the twelve months ended December 31, 2004 would be 2.4x and 2.0x, respectively.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	11

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Financial Debt Covenants — Senior Unsecured Public Notes

As of
Covenant requirement (1)	December 31, 2004
Consolidated Debt to Total Assets cannot exceed 60%	44%
Secured Debt to Total Assets cannot exceed 40%	19%
Total Unencumbered Assets to Unsecured Debt must be at least 1.50/1	2.77x
Consolidated Income Available for Debt Service Charge must be at least 1.50/1	2.05x

(1)	A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

	As of
	December 31, 2004
Ratio of Consolidated Debt to Total Assets

Consolidated debt, per balance sheet (A)	$1,129,478

Total assets, as defined (B) (Table A)	$2,562,967

Computed ratio (A÷B)	44%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Secured conventional fixed rate notes	$371,632
Secured tax exempt variable rate notes	110,055

Total secured debt (C)	$481,687

Computed ratio (C÷B)	19%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,129,478
Total secured debt (C)	(481,687)

Total unsecured debt (D)	$647,791

Total unencumbered assets, as defined (E) (Table A)	$1,793,730

Computed ratio (E÷D)	2.77	x

Required minimum ratio	1.50	x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$165,630

Annual Debt Service Charge, as defined (G) (Table B) (2)	$80,878

Computed ratio (F÷G) (2)	2.05	x

Required minimum ratio	1.50	x

(2)	See note 1 on page 13.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	12

Post Properties, Inc.
Consolidated Debt Summary (cont.)
(Dollars in thousands, except per share or unit data)
(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
December 31, 2004
Total real estate assets	$1,982,316

Add:
Investments in unconsolidated real estate entities	21,320
Accumulated depreciation	493,770
Accumulated depreciation — assets held for sale	26,332
Other tangible assets (cash, restricted cash, other assets, exclusive of receivables)	39,229

Total assets for public debt covenant computations	2,562,967
Less:
Encumbered real estate assets	769,237

Total unencumbered assets for public debt covenant computations	$1,793,730

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge for Public Debt Covenant Computations

Twelve months ended
December 31, 2004
Consolidated income available for debt service
Net income	$88,219
Add:
Minority interests	8,958

Income before minority interest	97,177

Add:
Depreciation	83,029
Depreciation (company share) of assets held in unconsolidated entities	1,328
Depreciation on discontinued operations	2,281
Amortization of deferred financing costs	4,304
Interest expense	65,415
Interest expense (company share) of assets held in unconsolidated entities	1,179
Interest expense of discontinued operations	3,669
Termination of debt remarketing agreement (interest expense)	10,615
Asset impairment charge	2,233
Loss on early extinguishment of indebtedness	8,139
Less:
Gains on property sales (before minority interest)	(113,739)

Consolidated income available for debt service	$165,630

Annual debt service charge (1)
Consolidated interest expense	$65,415
Termination of debt remarketing agreement (interest expense)	10,615
Interest expense (company share) of assets held in unconsolidated entities	1,179
Interest expense of discontinued operations	3,669

$80,878

(1)	The annual debt service charge calculation includes $10,615 relating to the termination of a debt remarketing agreement associated with a public debt issuance that is classified as interest expense under GAAP. Excluding this item, the annual debt service charge would total $70,263 in 2004 and the related ratio of consolidated income available for debt service to annual debt service charge (as shown on page 12) would have been 2.36x for 2004.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	13

POST PROPERTIES, INC.
SUMMARY OF COMMUNITIES UNDER CONSTRUCTION

		Estimated	Amount			Estimated
		Construction	Spent	Quarter of	Quarter of	Quarter of
	Number of	Cost	As of	Construction	First Units	Stabilized
Metropolitan Area	Units	($ in millions)	12/31/2004	Start	Available	Occupancy (1)
Construction/Lease-up Communities

Washington D.C.
Post CarlyleTM — Apartments and Condominiums(2)	350	$95	$20	4Q ‘04	2Q ‘06	2Q ‘07

Construction/Lease-up Communities	350	$95	$20

Weighted average projected property net operating income as a % of total estimated construction cost — Apartments (3)		7.0%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

(2)	The condominium component of the project, consisting of 145 units, will be developed in a majority owned joint venture with a Washington D.C. based developer.

(3)	The calculation represents the aggregate projected unlevered property net operating income to be earned by the apartment component of the community in its first year of stabilized operations (after deducting a 3% management fee and a $300 per unit capital reserve) divided by aggregate estimated construction costs of the apartment community. The Company uses property net operating income as a management tool to measure the operating performance of its apartment communities.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	14

Post Properties, Inc.
Asset Acquisition and Disposition Summary

			Gross Amount	Gross
Property Name/Period	Location	Year Built	Per Unit	Amount
Acquisitions
Q1 2004
None
Q2 2004
Post Tysons CornerTM	Washington, D.C.	1990	$171,972	$85,814,000
Q3 2004
None
Q4 2004
None

2004 YTD Total				$85,814,000

Weighted Average Cap Rate – Acquisitions - 2004				5.5	% (1)

Dispositions
Q1 2003
Post West AvenueTM (2)	Austin, TX	2000	$126,360	$30,200,000	(3)
Q2 2003
Post Park®	Atlanta, GA	1988-1990	$78,156
Post Paseo Colorado	Pasadena, CA	2002	250,639	$158,180,000	(4)(5)
Q3 2003
None
Q4 2003
Post Hackberry Creek®	Dallas, TX	1988-1996	$64,916
Post Roosevelt SquareTM (6)	Phoenix AZ	2000	90,456	$64,497,000

2003 YTD Total				$252,877,000

Weighted Average Cap Rate – Dispositions – 2003				6.1	% (7)

Q1 2004
Post Townlake®	Dallas, TX	1986-1987	$56,212	$22,372,000	(8)
Q2 2004
Post Windhaven TM	Dallas, TX	1991	$52,743
Post Mill® (9)	Atlanta, GA	1985-1986
Post Canyon® (9)	Atlanta, GA	1986
Post Chase® (9)	Atlanta, GA	1987
Post Court® (9)	Atlanta, GA	1988
Post Lane® (9)	Atlanta, GA	1988
Post Lake® (9)	Orlando, FL	1988		$221,750,000
Q3 2004
None
Q4 2004
None

2004 YTD Total				$244,122,000

Weighted Average Cap Rate – Dispositions – 2004				6.7%	(7)

(1)	Based on projected first twelve-month net operating income after adjustment for management fee (3.0%) and capital reserves ($300/unit). Also assumes that the Company will initially spend up to $2 million to improve the community for total capitalized costs of approximately $88 million.

(2)	Includes approximately 7,400 square feet of retail space.

(3)	Excludes approximately $8.6 million in gross proceeds from the sale of land in Tampa, FL and Austin, TX.

(4)	Includes gross proceeds of $98.0 million from the sale of a property held in joint venture. The Company’s share of the sale proceeds, including repayment of the Company’s construction loan to the joint venture, was approximately $75.0 million.

(5)	Excludes approximately $2.6 million of gross proceeds from the sale of land in Dallas, TX.

(6)	Includes approximately 11,000 square feet of retail space.

(7)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit), except for Post Paseo Colorado, a recently completed development, which is based on projected stabilized net operating income.

(8)	Excludes approximately $2.1 million in gross proceeds from the sale of land in Dallas, TX and Tampa, FL.

(9)	The gross amount per unit for these properties is $65,409.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	15

Post Properties, Inc.
Capitalized Costs Summary
(Dollars in thousands, except per share or unit data)
(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development and construction of new apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred all interior and exterior painting of communities.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development and construction. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing as well as property management and leasing personnel expenses) of such communities.

A summary of community development improvements and other capitalized expenditures for the three and twelve months ended December 31, 2004 and 2003 is detailed below.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
New community development and acquisition activity	$5,127	$2,091	$43,708	$24,914
Non-recurring capital expenditures
Revenue generating additions and improvements (1)	—	403	26	1,240
Other community additions and improvements (2)	1,001	1,921	4,605	5,152
Recurring capital expenditures
Carpet replacements and other community additions and improvements (3)	2,271	2,490	9,884	9,473
Corporate additions and improvements	128	278	681	799

	$8,527	$7,183	$58,904	$41,578

Other Data
Capitalized interest	$291	$217	$1,078	$3,555

Capitalized personnel and associated costs (4)	$250	$—	$998	$1,566

(1)	Represents expenditures for major renovations of communities, water sub-metering equipment and other unit upgrade costs that enhance the rental value of such units.

(2)	Represents property improvement expenditures that generally occur less frequently than on an annual basis.

(3)	Represents property improvement expenditures of a type that are expected to be incurred on an annual basis.

(4)	Reflects personnel and associated costs capitalized to construction and development activities.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	16

Post Properties, Inc.
Investments in Unconsolidated Real Estate Entities
(Dollars in thousands, except per share or unit data)
(Unaudited)

At December 31, 2004, the Company holds investments in three individual limited liability companies (the “Property LLCs”) with an institutional investor. Each Property LLC owns a newly developed apartment community. At December 31, 2004, each of the apartment communities had achieved stabilized occupancy. The Company holds a 35% equity interest in the Property LLCs. The initial development costs of the apartment communities were funded through member equity contributions proportionate to the members’ ownership interests and through construction financing provided by the Company.

The Company accounts for its investments in these Property LLCs using the equity method of accounting. The excess of the Company’s investment over its equity in the underlying net assets of the Property LLCs was approximately $6,571 at December 31, 2004. This excess investment is being amortized as a reduction to earnings on a straight-line basis over the lives of the related assets. The Company provides real estate services (development, construction and property management) to the Property LLCs for which it earns fees.

The operating results of the Company include its proportionate share of net income (loss) from the investments in the Property LLCs. A summary of financial information for the Property LLCs in the aggregate is as follows:

	December 31,	December 31,
Balance Sheet Data	2004	2003
Real estate assets, net of accumulated depreciation of $9,712 and $5,939, respectively	$124,072	$127,513
Cash and other	2,797	2,516

Total assets	126,869	$130,029

Mortgage notes payable	$83,468	$33,763
Construction notes payable to Company (1)	—	53,769
Other liabilities	1,296	1,742

Total liabilities	84,764	89,274
Members’ equity	42,105	40,755

Total liabilities and members’ equity	$126,869	$130,029

Company’s equity investment	$21,320	$21,017

Company’s share of notes payable	$29,214	$30,636

	Three months ended		Twelve months ended
	December 31,		December 31,
Income Statement Data	2004	2003	2004	2003
Revenue
Rental	$3,189	$2,916	$13,112	$9,350
Other	200	112	923	470

Total revenues	3,389	3,028	14,035	9,820

Expenses
Property operating and maintenance	1,157	1,196	4,718	4,497
Depreciation and amortization	976	959	3,867	3,757
Interest	865	765	3,370	3,061

Total expenses	2,998	2,920	11,955	11,315

Income (loss) from continuing operations	391	108	2,080	(1,495)

Discontinued Operations
Loss from discontinued operations	—	(86)	—	(274)
Gain on property sales	—	—	—	26,179

Income from discontinued operations	—	(86)	—	25,905

Net income	$391	$22	$2,080	$24,410

Company’s share of net income	$241	$23	$1,083	$7,790

(1)	All of the Company’s construction financing to these unconsolidated real estate entities is included in the Company’s outstanding debt and total assets. At December 31, 2003, the venture partner’s share of the construction loans was $34,950. All construction financing previously provided by the Company was refinanced with permanent loans from unaffiliated entities as of March 31, 2004.

The income from discontinued operations represents the operating results and the gain on sale of an apartment community (held by a fourth Property LLC) that was sold in June 2003.

At December 31, 2004, mortgage notes payable include a $50,000 mortgage note that bears interest at 4.13%, requires monthly interest payments and annual principal payments of $1 through 2009. Thereafter, the note requires monthly principal and interest payments based on a 25-year amortization schedule and matures in April 2034. The note is callable by the lender in May 2009 and on each successive fifth year anniversary of the note thereafter. The note is prepayable without penalty in May 2008. The additional mortgage notes payable bear interest at rates ranging from 4.04% to 4.28% and mature in 2008.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	17

Post Properties, Inc.
Net Asset Value Supplemental Information
(Dollars in thousands, except per share or unit data)
(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income, which is a supplemental non-GAAP financial measure that the Company makes internally to calculate Net Asset Value (“NAV”). In addition, the Company believes that investors and analysts use similar measures in estimating the Company’s NAV. These measures, as adjusted, are supplemental non-GAAP financial measures. With the exception of Net Operating Income, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below. In the information below, the Company presents Net Operating Income for the quarter ended December 31, 2004 for properties stabilized by the beginning of the quarter ended December 31, 2004 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by the beginning of the quarter ended December 31, 2004 are presented at full undepreciated cost. Other tangible assets are also presented, as well as total liabilities and the liquidation value of preferred shares. The Company believes it is important to provide these measures to allow investors to easily develop their own calculations of NAV. The Company also believes that internal and external NAV estimates are a useful benchmark of the value of the Company’s assets over time and provide a useful measure for analyzing the Company’s trading price on the New York Stock Exchange.

Financial Data
(In thousands)

	Three months ended			As
	December 31, 2004	Adjustments		Adjusted
Income Statement Data
Rental revenues	$71,285	$2,541	(1)	$73,826
Other property revenues	4,202	206	(1)	4,408

Total rental and other revenues (A)	75,487	2,747		78,234
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	33,314	(3,806)	(1)	29,508

Property net operating income (Table 1) (A-B)	$42,173	$6,553		$48,726

Apartment units represented	24,700	(433)	(2)	24,267

	As of			As
	December 31, 2004	Adjustments		Adjusted
Other Asset Data
Cash & equivalents	$123	$—		$123
Construction in progress	19,527	—		19,527
Land held for development or sale	18,910	1,540	(3)	20,450
Investments in and advances to unconsolidated real estate entities (including construction loans receivable)	21,320	(21,320)	(4)	—
Other assets (5)	39,106	—		39,106
Cash and other assets of unconsolidated real estate entities (6)	2,797	(1,818)	(6)	979

	$101,783	$21,598		$80,185

Other Liability Data
Tax-exempt debt	$110,055	—		$110,055
Other notes payable	1,019,423	—		1,019,423
Other liabilities (7)	92,953	—		92,953
Total liabilities of unconsolidated real estate entities (8)	84,764	(55,097)	(8)	29,667

	$1,307,195	$55,097		$1,252,098

Other Data
Liquidation value of preferred shares.	95,000	—		95,000

Common shares outstanding	40,164	—		40,164
Common units outstanding	2,499	—		2,499

(1)	The adjustments include additions for the rental revenues ($3,231) and other property revenues ($196) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,403) for held for sale properties included in discontinued operations and for the Company’s 35% share of rental revenues ($1,117) and other property revenues ($69) and property operating and maintenance expenses (excluding depreciation and amortization) ($401) from all properties accounted for on the equity method of accounting. In addition, the adjustments reflect a reduction of rental revenues ($1,808) and other revenues ($58) and property operating and maintenance expenses (excluding depreciation and amortization) ($1,748) relating to the Company’s corporate apartment business. Lastly, the adjustment to operating and maintenance expenses (excluding depreciation and amortization) also includes a reduction for corporate property management expenses ($3,862).

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	18

(2)	The adjustment reflects a reduction 65% of the 666 units held in unconsolidated entities (a 433 unit reduction) to adjust the units held in unconsolidated entities to the Company’s 35% share of the units.

(3)	The adjustment reflects land parcels included on the balance sheet as a component of assets held for sale.

(4)	The “As of December 31, 2004” amount represents the Company’s investment in and advances to unconsolidated entities. The adjustment reflects the Company’s equity investments in unconsolidated entities. The “As Adjusted” amount represents the construction loans receivable from the unconsolidated entities (none at December 31, 2004).

(5) These amounts consist of restricted cash and other assets, per the Company’s balance sheet.

(6)	The “As of December 31, 2004” amount represents cash and other assets of unconsolidated entities. The adjustment includes a reduction for the venture partners’ 65% share of cash and other assets ($1,818) of the Company’s projects held in unconsolidated entities as those projects reached stabilized occupancy prior to the fourth quarter of 2004. The “As Adjusted” amount represents the Company’s 35% share of the cash and other assets of all of the unconsolidated entities.

(7)	These amounts consist of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet.

(8)	The “As of December 31, 2004” amount represents total liabilities of unconsolidated entities. The adjustment represents a reduction for the venture partner’s 65% share of liabilities of unconsolidated entities. The “As Adjusted” amount represents the Company’s 35% share of liabilities of unconsolidated entities.

Computation of Implied Portfolio Capitalization Rate
(In thousands)

	Three months ended
	December 31, 2004
Calculation of Adjusted Property Net Operating Income
Total rental and other revenues	$78,234	(a)
Property operating & maintenance expenses (excluding depreciation and amortization)	(29,508)	(a)

Property net operating income	48,726
Adjustments to property net operating income
Assumed property management fee (calculated at 3% of revenues)	(2,347)
Assumed property capital expenditure reserve ($300 per unit per year based on 24,267 units)	(1,820)

Property net operating income, adjusted for assumed management fee and assumed capital expenditures	$44,559

Property net operating income, adjusted for assumed management fee and assumed capital expenditures (annualized) (A)	$178,236

	As of
	December 31, 2004
Calculation of Implied Market Value of Company Gross Assets
Implied market value of common shares and units	$1,488,939	(b)
Other assets, as adjusted	(80,185)	(a)
Other liabilities, as adjusted	1,252,098	(a)
Preferred stock, at liquidation value	95,000	(a)

Implied market value of Company gross assets (B)	$2,755,852

Implied Portfolio Capitalization Rate, based on company’s stock price as of December 31, 2004 (A÷B)	6.5%

(a)	Represents amounts in the “as adjusted” column from the Financial Data table reflected above.

(b)	Calculated as follows:

Common shares and units outstanding at December 31, 2004	42,663
Per share market value of common stock at December 31, 2004	$34.90

Implied market value of common shares and units at December 31, 2004	$1,488,939

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	19

Post Properties, Inc.
Non-GAAP Financial Measures and Other Defined Terms
(Dollars in thousands, except per share or unit data)
(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures, FFO and AFFO excluding certain accounting charges, certain debt statistics and ratios and economic gains (losses) on property sales. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations — The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. In October 2003, NAREIT issued additional guidance modifying the definition of FFO. The first modification revised the treatment of asset impairment losses and impairment losses incurred to write-down assets to their fair value at the date assets are classified as held for sale, to include such losses in FFO. Previously, such losses were excluded from FFO consistent with the treatment of gains and losses on property sales. The second modification clarified the treatment of original issue costs and premiums paid on preferred stock redemptions to deduct such costs and premiums in determining FFO available to common shareholders. This modification was consistent with the treatment of these costs under GAAP. The Company adopted the modifications to the definition of FFO for all periods presented. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations — The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income — The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures — The Company uses same store recurring and non-recurring capital expenditures as cash flow measures. Same store recurring and non-recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store recurring and non-recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store recurring and non-recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store recurring and non-recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “recurring capital expenditures” and “non-recurring capital expenditures.”

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	20

FFO and AFFO Excluding Certain Charges — The Company uses FFO and AFFO excluding certain charges, such as preferred stock and unit redemption costs, severance charges, proxy charges, losses on early extinguishment of debt, charges associated with termination of a debt remarketing agreement (interest expense) and impairment charges as operating measures. The Company reports FFO and AFFO excluding certain charges as alternative financial measures of core operating performance. The Company believes FFO and AFFO before charges are informative measures for comparing operating performance between periods and for comparing operating performance to other companies that have not incurred such charges. The Company further believes that charges of the nature incurred in 2004 and 2003 are not necessarily repetitive in nature and that it is therefore meaningful to compare operating performance using alternative, non-GAAP measures. The Company adjusts FFO and AFFO for preferred stock and unit redemption costs, charges associated with termination of a debt remarketing agreement (interest expense) and losses on early extinguishment of debt because these items result from financing transactions that are not related to core business performance. The Company further adjusts FFO and AFFO for proxy and severance charges because these items are not expected to be repetitive over the long-term and it is therefore meaningful to compute operating performance using adjusted, non-GAAP measures. Lastly, the Company adjusts FFO and AFFO for asset impairment charges because these charges do not result in any cash expenditures or changes in core operating expenses during the period in which the charges are recorded. In addition to the foregoing, the Company believes the investment and analyst communities desire to understand the meaningful components of the Company’s performance and that these non-GAAP measures assist in providing such supplemental measures. The Company believes that the most directly comparable GAAP financial measures to each of FFO and AFFO, excluding certain charges, is the line on the Company’s consolidated statements of operations entitled “net income available to common shareholders.”

Debt Statistics and Debt Ratios — The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Economic Gains on Property Sales — The Company uses economic gains losses on property sales as a supplemental measure of operating performance. Economic gains on property sales are defined as gains on property sales in accordance with GAAP, before accumulated depreciation and any prior period write-downs for asset impairment charges on such assets. The Company believes economic gains on property sales is an important supplemental measure to gains on property sales in accordance with GAAP because it assists investors and analysts in understanding the relationship between the cash proceeds from the sale of an asset and the cash invested in that asset. The Company believes the line on its consolidated statement of operations entitled “gains on property sales – discontinued operations” is the most directly comparable GAAP measure to economic gains on property sales.

Average Economic Occupancy — The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	21

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income
(Dollars in thousands)

	Three months ended			Twelve months ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2004	2003	2004	2004	2003
Total same store NOI	$38,789	$38,661	$38,224	$153,126	$155,162
Property NOI from other operating segments	3,384	2,024	3,263	12,966	5,960

Consolidated property NOI	42,173	40,685	41,487	166,092	161,122
Add (subtract):
Other revenues	64	78	814	1,000	457
Interest income	177	187	247	817	894
Minority interest in consolidated property partnerships	133	580	107	671	1,605
Depreciation	(20,676)	(20,977)	(21,258)	(83,029)	(81,201)
Interest expense	(16,481)	(15,575)	(16,950)	(65,415)	(63,182)
Amortization of deferred financing costs	(1,030)	(962)	(1,066)	(4,304)	(3,801)
General and administrative	(5,139)	(4,400)	(6,017)	(21,275)	(15,102)
Development costs and other expenses	(136)	(1,298)	(283)	(1,337)	(2,137)
Termination of debt remarketing agreement (interest expense)	(10,615)	—	—	(10,615)	—
Loss on early extinguishment of indebtedness	(4,011)	—	—	(4,011)	—
Proxy contest and related costs	—	—	—	—	(5,231)
Severance charges	—	—	—	—	(21,506)
Equity in income of unconsolidated entities	241	23	420	1,083	7,790
Minority interest of preferred unitholders	—	(1,400)	(980)	(3,780)	(5,600)
Minority interest of common unitholders	1,063	481	438	2,283	3,801

Income (loss) from continuing operations	(14,237)	(2,578)	(3,041)	(21,820)	(22,091)
Income (loss) from discontinued operations	(270)	11,283	1,248	110,039	36,247

Net income (loss)	$(14,507)	$8,705	$(1,793)	$88,219	$14,156

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	22

Table 2
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

		Three months ended,				4Q ‘04
	December 31,	December 31,	September 30,	4Q ‘03	3Q ‘04	% Same
	2004	2003	2004	% change	% change	Store NOI
Rental and other revenues
Atlanta	$31,936	$31,869	$32,372	0.2%	(1.3)%	—
Dallas	11,290	11,235	11,326	0.5%	(0.3)%	—
Tampa	4,640	4,514	4,641	2.8%	—	—
Washington, DC	5,519	5,257	5,522	5.0%	(0.1)%	—
Charlotte	3,148	3,078	3,229	2.3%	(2.5)%	—
Other	5,842	5,918	6,058	(1.3)%	(3.6)%	—

Total rental and other revenues	62,375	61,871	63,148	0.8%	(1.2)%	—

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	11,129	11,564	12,176	(3.8)%	(8.6)%	—
Dallas	5,091	4,695	5,393	8.4%	(5.6)%	—
Tampa	2,185	1,726	1,887	26.6%	15.8%	—
Washington, DC	1,634	1,683	1,708	(2.9)%	(4.3)%	—
Charlotte	1,043	999	1,104	4.4%	(5.5)%	—
Other	2,504	2,543	2,656	(1.5)%	(5.7)%	—

Total	23,586	23,210	24,924	1.6%	(5.4)%	—

Net operating income
Atlanta	20,807	20,305	20,196	2.5%	3.0%	53.6%
Dallas	6,199	6,540	5,933	(5.2)%	4.5%	16.0%
Tampa	2,455	2,788	2,754	(11.9)%	(10.9)%	6.3%
Washington, DC	3,885	3,574	3,814	8.7%	1.9%	10.0%
Charlotte	2,105	2,079	2,125	1.3%	(0.9)%	5.4%
Other	3,338	3,375	3,402	(1.1)%	(1.9)%	8.7%

Total same store NOI	$38,789	$38,661	$38,224	0.3%	1.5%

	Twelve months ended
	December 31,
	2004	2003	% Change
Rental and other revenues
Atlanta	$128,385	$128,570	(0.1)%
Dallas	45,172	45,138	0.1%
Tampa	18,356	17,864	2.8%
Washington, DC	21,850	20,923	4.4%
Charlotte	12,754	12,285	3.8%
Other	23,856	24,211	(1.5)%

Total rental and other revenues	250,373	248,991	0.6%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	47,312	46,645	1.4%
Dallas	20,648	19,054	8.4%
Tampa	7,869	7,171	9.7%
Washington, DC	6,909	6,814	1.4%
Charlotte	4,204	4,269	(1.5)%
Other	10,305	9,876	4.3%

Total	97,247	93,829	3.6%

Net operating income
Atlanta	81,073	81,925	(1.0)%
Dallas	24,524	26,084	(6.0)%
Tampa	10,487	10,693	(1.9)%
Washington, DC	14,941	14,109	5.9%
Charlotte	8,550	8,016	6.7%
Other	13,551	14,335	(5.5)%

Total same store NOI	$153,126	$155,162	(1.3)%

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	23

Table 3
Reconciliation of Segment Cash Flow Data to Statements of Cash Flows
(Dollars in thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Recurring capital expenditures by operating segment Same store	$1,858	$1,847	$8,292	$6,582
Partially stabilized	154	32	275	74
Construction and lease-up	10	—	25	—
Other segments	249	611	1,292	2,817

Total recurring capital expenditures per statements of cash flows	$2,271	$2,490	$9,884	$9,473

Non-recurring capital expenditures by operating segment Same store	$595	$1,458	$3,032	$3,509
Partially stabilized	34	287	231	335
Construction and lease-up	—	—	—	—
Other segments	372	176	1,342	1,308

Total non-recurring capital expenditures per statements of cash flows	$1,001	$1,921	$4,605	$5,152

Table 4
Computation of Interest and Fixed Charge Coverage Ratios
(Dollars in thousands)

	Twelve months ended
	December 31,
	2004		2003

Loss from continuing operations	$(21,820)		$(22,091)

Minority interest of common unitholders	(2,283)		(3,801)
Minority interest of preferred unitholders	3,780		5,600
Gains on property sales – unconsolidated entities	—		(8,395)
Depreciation expense	83,029		81,201
Depreciation (company share) of assets held in unconsolidated entities	1,328		1,568
Interest expense	65,415		63,182
Interest expense (company share) of assets held in unconsolidated entities	1,179		1,337
Termination of debt remarketing agreement (interest expense)	10,615		—
Loss on early extinguishment of indebtedness	8,139		—
Amortization of deferred financing costs	4,304		3,801
Severance charges	—		21,506
Proxy contest and related costs	—		5,231

Income available for debt service (A)	$153,686		$149,139

Interest expense	$65,415		$63,182
Interest expense (company share) of assets held in unconsolidated entities	1,179		1,337

Interest expense for purposes of computation (B)	66,594		64,519
Dividends and distributions to preferred shareholders and unitholders	12,105		17,049

Fixed charges for purposes of computation (C)	$78,699		$81,568

Interest coverage ratio (A÷B) (1)(2)	2.3	x	2.3	x

Fixed charge coverage ratio (A÷C) (1)(2)	2.0	x	1.8	x

(1)	The interest coverage and fixed charge coverage ratios, including discontinued operations, for the twelve months ended December 31, 2004 would be 2.4x and 2.0x, respectively.

(2)	The interest coverage and fixed charge ratios, including charges associated with the termination of a debt remarketing agreement ($10,615) as interest expense, for the twelve months ended December 31, 2004, would be 2.0x and 1.7x, respectively.

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	24

Table 5
Computation of Debt Ratios
(In thousands)

	As of December 31,
	2004	2003
Total real estate assets per balance sheet	$1,982,316	$2,089,605
Plus:
Company share of real estate assets held in unconsolidated entities	43,425	44,630
Company share of accumulated depreciation – assets held in unconsolidated entities	3,399	2,079
Accumulated depreciation per balance sheet	493,770	432,157
Accumulated depreciation on assets held for sale	26,332	74,614

Total undepreciated real estate assets (A)	$2,549,242	$2,643,085

Total debt per balance sheet	$1,129,478	$1,186,322
Plus:
Company share of third party debt held in unconsolidated entities	29,214	11,817
Less:
Joint venture partner’s share of construction debt to the Company	—	(34,950)

Total debt (adjusted for joint venture partner’s share of debt) (B)	$1,158,692	$1,163,189

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (B÷A)	45.5%	44.0%

Total debt per balance sheet	$1,129,478	$1,186,322
Plus:
Company share of third party debt held in unconsolidated entities	29,214	11,817
Preferred shares at liquidation value	95,000	145,000
Preferred units at liquidation value	—	70,000
Less:
Joint venture partner’s share of construction debt to the Company	—	(34,950)

Total debt and preferred equity (adjusted for joint venture partner’s share of debt) (C)	$1,253,692	$1,378,189

Total debt and preferred equity as a % of undepreciated assets (adjusted for joint venture partner’s share of debt) (C÷A)	49.2%	52.1%

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	25

Table 6
Calculation of Company Undepreciated Book Value Per Share
(In thousands)

December 31,
2004
Total shareholders’ equity, per balance sheet	$788,070
Plus:
Accumulated depreciation, per balance sheet	493,770
Accumulated depreciation - held for sale assets, per balance sheet	26,332
Minority interest of common unitholders in Operating Partnership, per balance sheet	43,341
Less:
Deferred charges, net, per balance sheet	(10,977)
Preferred shares at liquidation value	(95,000)

Total undepreciated book value (A)	$1,245,536

Total common shares and units (B)	42,663

Company undepreciated book value per share (A÷B)	$29.19

Copyright © 2004 Post Apartment Homes, LP All Rights Reserved	26